UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2021, (November 16, 2021)

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective as of November 16, 2021, Bimini Advisors, LLC (the “Manager”), a wholly-owned subsidiary of Bimini Capital Management, Inc. (the “Company”), and Orchid Island Capital, Inc. (“Orchid”) entered into a Third Amendment (the “Amendment”) to the Management Agreement between the Manager and Orchid dated February 20, 2013 (the “Agreement”). The Agreement was previously amended on April 1, 2014 and June 30, 2014.

Pursuant to the Agreement, the Manager performs management and other activities relating to the mortgage-backed securities portfolio, business activities and day-to-day operations of Orchid as set forth in the Management Agreement, and provides Orchid with its management team. In consideration for such services, the Manager receives management fees as well as reimbursement of certain costs and expenses. Certain repurchase agreement trading, clearing and administrative services have been provided to Orchid by AVM, L.P. (“AVM”). Pursuant to Section 7 of the Agreement, Orchid is required to pay the fees for such services directly to AVM.

Pursuant to the Amendment, Orchid and the Manager have agreed the services that are currently performed by AVM will be performed by the Manager. The Company has hired Patrick Doyle, effective as of December 1, 2021, to perform the services currently handled by AVM. The transition of such services from AVM to the Manager shall occur on the first business day immediately after the termination of Orchid’s arrangements with AVM, which the Company currently expects will occur on approximately March 31, 2022.

Pursuant to the Amendment, following termination of the AVM arrangements and in consideration for the repurchase agreement trading, clearing and administrative services being performed by the Manager, Orchid will pay the following fees to the Manager:

• A daily fee for repurchase agreement funding transaction services that is based on the outstanding principal balance of Orchid’s repurchase agreement funding. The fee for each day shall be equal to the product of the outstanding principal balance of repurchase agreement funding in place as of the end of such day and the applicable basis point factor set forth in Appendix A of the Amendment, divided by 360; and

• A fee for the clearing and operational services provided by personnel of the Manager equal to $10,000 per month.

Pursuant to the Amendment, Orchid is also required to pay its allocable share of fees incurred for safekeeping, transactions and cash services provided to Orchid by the Bank of New York Mellon (the “BNYM Fee”) directly to the Bank of New York Mellon. Orchid’s allocable share of the BNYM Fee shall be equal to Orchid’s percentage of all assets under management by the Manager, inclusive of the Company’s assets (measured as of the first day of each month).

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the entire Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

The Company also issued a press release today announcing that Mr. Doyle has been hired by the Company and that the repurchase agreement funding services and clearing and operational functions currently handled by AVM are being internalized by the Manager and will be handled by employees of the Manager following a transition period. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information referenced in this Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) is being “furnished” under this Item 7.01. Regulation FD Disclosure and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed by the Company pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Caution About Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, but not limited to, statements about the timing of the transition of services from AVM to the Manager. These forward-looking statements are based upon the Company’s present expectations, but the Company cannot assure investors that actual results will not vary from the expectations contained in the forward-looking statements. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01. EXHIBITS.

(d)Exhibits

Exhibit No.	Description
10.1	Third Amendment to Management Agreement, effective as of November 16, 2021
99.1	Press Release dated November 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2021	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer